EXHIBIT 18(a)

FUND APPLICATION                               Please do not remove label
                                            [Stein Roe Mutual Funds logo]
                                                                .........
Mail to: P.O. Box 804058, Chicago, IL 60680-4058
This application is:  [ ] New account [ ] Change to current account
                                          (See Section 12)
                                          _________________________
                                          Account number

If you have questions, please call us toll-free (7 a.m. to 7 p.m. Central
Time) 1-800-338-2550

Liberty Securities Corporation, Distributor
Member SIPC

For office use only ______________________

1  YOUR ACCOUNT REGISTRATION
[ ] INDIVIDUAL OR JOINT* ACCOUNT
    _______________________________________________
    Owner's name (First, middle initial, last)
    _______________________________________________
    Joint owner's name (First, middle initial, last)
    ______________________________  ____________________________________
    Owner's Social Security number  Joint owner's Social Security number

   *Joint tenants with right of survivorship, unless indicated otherwise.

[ ] GIFTS (TRANSEFRS) TO MINORS ACCOUNT
    _________________________________________ as custodian for:
    Name of one custodian only
    _________________________________________ under the
    Name of one minor only
    __________________ Uniform Gifts (Transfers) to Minors Act.
    State of residence
    _______________________________   ___________________
    Minor's Social Security Number     Minor's birth date

[ ] TRUST OR RETIREMENT ACCOUNT
    (For Stein Roe IRA or other Defined Contribution plan, please call us for a separate application.)
    _________________________________________
    Name of trustee(s)
    _________________________________________
    _________________________________________
    Name of trust
    ______________        _____________________
    Date of trust         Trust's tax ID number
    _________________________________________
    Trust beneficiary

[ ] ORGANIZATION OR OTHER ACCOUNT
    Please complete and return the Certificate of Authorization on the last page of the prospectus.
    _______________________________________________
    Name of corporation, partnership, estate, etc.
    _________________________________________
    Tax identification number


2  YOUR ADDRESS
_________________________________________
Street or P.O. box
_________________________________________
_________________________________________
City                 State      Zip code
_________________________________________
Daytime telephone      Evening telephone
_____________________________    _________________________
Owner's citizenship              Joint owner's citizenship


3  YOUR FUND SELECTION
The initial minimum is $2,500; for UGMAs the minimum is $1,000. If you elect an automatic investment option, the minimum is $1,000 ($500 for UGMAs). If you do not specify a Fund, your investment will be in Stein Roe Cash Reserves, a money market fund.

Money Market Funds                Growth and Income Funds
------------------                ------------------------
Government Reserves     _____     Total Return Fund      _____
Cash Reserves           _____     Gorwth & Income Fund   _____

Tax-Exempt Funds                  Growth Funds
----------------                  -------------
Municipal Money Fund    _____     Special Fund           _____
Intermediate Municipals _____     Growth Stock Fund      _____
Managed Municipals      _____     Young Investor Fund    _____
High-Yield Municipals   _____     Special Venture Fund   _____
                                  Capital Opportunities  _____
Bond Funds                        International Fund     _____
----------
Government Income       _____
Intermediate Bond       _____
Income Fund             _____
Limited Maturity Income _____


4  INVESTMENT METHOD
[ ] BY CHECK:  Payable to Stein Roe Funds

[ ] BY EXCHANGE FROM:
    __________________________
    Name of Stein Roe Fund
    ___________________________      ____________________________
    Account number                   Number of shares or $ amount

[ ]  BY WIRE:  Call us for instructions at 1-800-338-2550


5  DISTRIBUTION OPTIONS
We will automatically reinvest all distributions for you. If you want this option, you do not need to fill out this section. Please check below if you prefer another option. Distributions may be (A) invested in shares of another Stein Roe Fund with the same account registration (a $1,000 minimum applies to the account in which you are investing), (B) deposited into your checking account or (C) sent by check to your address.
                                            Dividends     Capital gains
                                               (check one or both)
[ ] (A) Distribution Purchase
        Invest into _______________            [ ]            [ ]
                     Fund name
        ___________________________
        Account number

        from: _____________________
                  Fund name
        ___________________________
        Account number

[ ] (B) Automatic Deposit direct to my         [ ]            [ ]
        checking account  (Also complete
        Section 9)

[ ] (C) Send check to my address               [ ]            [ ]


6  MONEY MARKET FUND OPTIONS
These options are only available for Government Reserves, Cash Reserves and Municipal Money Market Fund.

[ ] A. TELEPHONE REDEMPTION BY WIRE
       Check this box if you wish to redeem shares in your account and wire the proceeds to your bank account designated in Section 9.

[ ] B. FREE CHECK WRITING
       Check this box and complete the signature card below if you wish to write checks ($50 minimum) on your Money Market Fund account You must also complete Section 11.
------------------------------------------------------------------
*DO NOT DETACH*
State Street Bank and Trust Company Check Writing Signature Card

Check Fund:  [ ] Cash Reserves  [ ] Government [ ] Municipal Money
                                     Reserves       Market Fund

Account name(s) as registered: ____________________________

By signing this card, I authorize State Street Bank and Trust Company to honor any check drawn by me on an account with the bank and to redeem and pay to bank shares in my Fund account having a redemption price equal to the amount of such check. I agree to be subject to the rules governing the Check Writing Redemption option as in effect from time to time.

Signature (Sign as you will on checks)    Signature guarantee*
_____________________________________    ________________________________
_____________________________________    ________________________________

Number of signatures on each check**:  __________

(Office use only) Account no. _________________  Date: ______________

*Required if you are adding these options to an existing account; or if you are requesting checkwriting for a Trust, Corporation or other Organization account, guarantee required for any person signing these cards who has not signed in Section 11. Otherwise a signature guarantee is not required.
**If left blank, only one signature is required for joint tenant accounts, but all signatures are required for all other types of accounts.

(OVER)
*DO NOT DETACH*
You are subject to the Fund and bank rules pertaining to checking accounts under the privilege as in effect from time to time. For a joint tenancy with rights of survivorship, each owner appoints each other owner as attorney-in-fact with power to authorize redemptions on his behalf by signing checks under the privilege unless the reverse side indicates all owners must sign checks.

You agree to hold Fund and its transfer agent free from any liability resulting from payment of any forged, altered, lost or stolen check unless you notify Fund and bank of such misappropriation no later than 14 days after the earliest of the date on which you (a) discover the misappropriation or (b) receive a copy of the check cancelled by bank. A copy of a cancelled check paid during a calendar month is deemed received 6 days after posting in the U.S. mail to your registered address with Fund unless you notify Fund of non-receipt by certified mail within 20 days after the close of such month.

You agree to hold Fund and its transfer agent free from any liability for any other check misappropriated by the same wrongdoer and paid from proceeds of a redemption made in good faith on or after the date you notify Fund of the first misappropriated check.
-----------------------------------------------------------------------

7  TELEPHONE REDEMPTION OPTIONS

A. Telephone Redemption Options. You can redeem shares two ways: with Telephone Redemption, a check is mailed to your address; with Telephone Exchange, redemption proceeds are used to purchase shares in another Stein Roe Fund. Most shareholders prefer these conveniences. They apply unless you check the boxes below:

I DO NOT WANT:
[ ] Telephone Redemption   [ ] Telephone Exchange

[ ] B. Special Redemption Option. This allows you to redeem shares at any time and have the proceeds sent to your bank checking account. Check the box and complete Section 9 for this option.

If you decide to add these options at a later date, you will be required to obtain a signature guarantee.


8  AUTOMATIC INVESTMENT PLAN
A. Regular Investments. This option allows you to make scheduled investments into your accent(s) directly from your bank checking account by electronic transfer. To establish a new account with this service, a $1,000 minimum applies to each account except for a $500 minimum which applies to a Uniform Gift to Minors account. Please also complete
Section 9.
________________________________________________________________
Fund name            Account number        Amount ($50 minimum)
________________________________________________________________
Fund name            Account number        Amount ($50 minimum)

I authorize Stein Roe Mutual Funds to draw on my bank account to purchase shares for the account(s) listed above: (check one period)

[ ] Monthly   [ ] Quarterly   [ ] Every 6 months  [ ] Annually

These purchases should be made on or about the:

     [ ] 5th    or    [ ] 20th day of the month

Please begin:  Immediately or _______ (specify month)

[ ] B. Special Investments. You can also purchase shares by telephone and pay for them by electronic transfer from your bank checking account on request. Check the box above for this option, which saves you the trouble and expense of arranging for a wire transfer or writing a check. (Also complete Section 9.)


9  BANK INFORMATION
Complete this section if you have selected options from Sections 5B, 6A, 7B, 8A or 8B. You must use the same bank checking account for these options.
________________________________________________________________
Name of bank
________________________________________________________________
Street address of bank
________________________________________________________________
City                         State              Zip code
________________________________________________________________
Name(s) on checking account
______________________________  ________________________________
Checking account number           ACH Routing number

(Attach a voided check to this form and verify the above information with your bank.)
Attach voided check here.


10  AUTOMATIC EXCHANGE PLAN
With this option you can authorize Stein Roe to regularly exchange shares from one Stein Roe Fund account to another with the same account registration.  A $1,000 minimum applies to each new account.
________________________________________________________________
Redeem shares from (fund name)    Account number (or "new" if a
                                  new account
________________________________________________________________
Amount ($50 minimum)
________________________________________________________________
Purchase shares from (fund name)  Account number (or "new" if a new account

Check one period below and fill in dates between the 1st and 28th of the month:

[ ] Twice monthly on the ___ and ___ beginning ______ (specify month)
[ ] Monthly on the ______ beginning __________ (specify month)
[ ] Quarterly on the ______ of _______________ (list four months)
[ ] Twice yearly on the _____ of _____________ (list two months)
[ ] Annually on the _____ of _________________ (list one month)


11  YOUR SIGNATURES
By signing this form, I certify that:
-I have received the current Fund prospectus and SteinRoe Services brochure and agree to be bound by their terms as governed by Illinois law. I have full authority and legal capacity to purchase Fund shares and establish and use any related privileges.
-By signing below, I certify under penalties or perjury that:
  -All information and certifications on this application are true and correct including the Social Security or other tax identification number (TIN) in Section 1.
  -If I have not provided a TIN, I have not been issued a number but have applied (or will apply) for one and understand that if I do not provide the Fund(s) a TIN within 60 days, the Fund(s) will withhold 31% from all my dividend, capital gain and redemption payments until I provide one.
  -Check one of the following only if applicable:
[ ] The IRS has informed me that I am subject to backup withholding as a result of a failure to report all interest or dividend income.
[ ] I am a trust or organization that qualifies for the IRS backup withholding exemption.
-Unless I have declined the Telephone Redemption and Telephone Exchange privileges in Section 7A, I have authorized the Fund and its agents to act upon instructions received by telephone to redeem my shares of the Fund or to exchange them for shares of another Stein Roe Fund, and I agree that, subject to the Funds employing reasonable procedures to confirm that such telephone instructions are genuine, neither the Fund, nor any of its agents will be liable for any loss, injury, damage, or expense as a result of acting upon, and will not be responsible for the authenticity of, any telephone instructions, and will hold the Fund and its agents harmless from any loss, claims or liability arising from its or their compliance with these instructions. Accordingly, I understand that I will bear any risk of loss resulting from unauthorized instructions.

Sign below exactly as your name(s) appears in Section 1.
________________________________________________________________
Signature                                          Date
________________________________________________________________
Title (if owner is an organization)
________________________________________________________________
Signature                                          Date
________________________________________________________________
Title (if owner is an organization)


12  SIGNATURE GUARANTEE (IF REQUIRED)
A signature guarantee is not required if you are establishing a new account. For existing accounts, a signature guarantee is required if you are adding or making changes to options listed in Sections 5B, 6, 7, 8 or 9. We are unable to accept notarizations.

Signature(s) Guaranteed by:
________________________________________________________________
Name of institution
________________________________________________________________
Name of authorized officer
________________________________________________________________
Signature of authorized officer

Guarantor's stamp: